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                                                                  EXECUTION COPY


                                                                     EXHIBIT 4.L





                              UNITHOLDER AGREEMENT



                                     BETWEEN



                        GULFTERRA ENERGY PARTNERS, L.P.



                                       AND



                          FLETCHER INTERNATIONAL, INC.










                               DATED MAY 16, 2003



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                                TABLE OF CONTENTS


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1.       Definitions..............................................................................................1
2.       Outstanding Units........................................................................................2
3.       Representations of Fletcher..............................................................................2
4.       Convertible Number.......................................................................................2
5.       Prohibition on Short Sales...............................................................................2
6.       Limited Market Stand Off.................................................................................3
7.       Limits on Transferability................................................................................3
8.       Covenant Regarding Partnership Bonds.....................................................................4
9.       Public Disclosure........................................................................................4
10.      Notices..................................................................................................5
11.      Miscellaneous............................................................................................6
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                              UNITHOLDER AGREEMENT

         This Unitholder Agreement (this "AGREEMENT"), dated as of May 16, 2003, is by and between GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and Fletcher International, Inc., a Delaware corporation ("FLETCHER").

         WHEREAS, Fletcher desires to make an investment in the Partnership of $40,000,000 in exchange for 1,118,881 Series A Common Units, 80 Series F1 Convertible Units and 80 Series F2 Convertible Units, which Series F1 Convertible Units and Series F2 Convertible Units will be convertible into Series A Common Units (the Series A Common Units, the Series F1 Convertible Units, the Series F2 Convertible Units and the underlying Series A Common Units, collectively, the "UNITS") as provided in the Statement of Rights, Privileges and Limitations of Series F Convertible Units (the "STATEMENT"), which is attached as Annex A to, and incorporated in its entirety by, the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P. effective as of the date hereof, all pursuant to a prospectus supplement dated as of the date hereof; and

         WHEREAS, the Partnership and Fletcher have agreed to certain terms and conditions in connection with Fletcher's investment in the Partnership;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

         1. DEFINITIONS. All undefined capitalized terms used herein shall have the meaning set forth in the Statement. In addition, as used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  1.1 65 DAY NOTICE is defined in Section 4.

                  1.2 AFFILIATE means with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the Person in question.

                  1.3 AGREEMENT is defined in the introduction, as amended, supplemented or otherwise modified from time to time.

                  1.4 CONTROL ("CONTROLS" and "CONTROLLED") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

                  1.5 CONVERTIBLE PERIOD means the period commencing on the date hereof and ending on the Termination Time.

                  1.6 CONVERTIBLE NUMBER is defined in Section 4.

                  1.7 FLETCHER is defined in the introduction to the Agreement.



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                  1.8 FLETCHER NUMBER means the sum of 4,495,425 and the
         Convertible Number.

                  1.9 INITIAL CLOSING means the date on which the closing of the purchase by Fletcher of 1,118,881 Series A Common Units, 80 Series F1 Convertible Units and 80 Series F2 Convertible Units occurs.

                  1.10 PARTNERSHIP is defined in the introduction to the Agreement.

                  1.11 PUBLIC OFFERING PERIOD means each period commencing on the day on which Fletcher responds to the Partnership's notice of its intention to effect a public offering and ending on the day on which such public offering closes.

         2. OUTSTANDING UNITS. The Partnership hereby represents and warrants that as of the date hereof and prior to the issuance by the Partnership of 1,118,881 Series A Common Units to Fletcher, there are issued and outstanding at least 47,484,314, but no more than 47,584,314, Series A Common Units.

         3. REPRESENTATIONS OF FLETCHER. Fletcher hereby represents and warrants that as of the date hereof:

                  3.1 Fletcher is a large institutional accredited investor;

                  3.2 Fletcher is acquiring the Series A Common Units and the Series F Convertible Units for its own account and in the ordinary course of its business and is not participating in the distribution, and has no arrangement or understandings with any Person to participate in a distribution of the Series A Common Units or the Series F Convertible Units;

                  3.3 Fletcher is not a registered "broker" or "dealer" as such terms are defined in Section 3 of the Exchange Act; and

                  3.4 None of Fletcher or its Affiliates has (i) during the sixty (60) Business Day period ending on the date hereof (a) engaged in any "short sales" (as such term is defined by the Exchange Act Rule 3b-3) of Series A Common Units or (b) purchased, acquired, sold or terminated an interest in any stock index, portfolio or derivative in which the Series A Common Units comprised more than 35% of the value of the total assets (as determined based on Fletcher's reasonable discretion) of such stock index, portfolio or derivative at the time of such purchase or acquisition or at the time of creation, if such stock index, portfolio or derivative was created by Fletcher or any of its Affiliates, or (ii) as of the date hereof, a "short" position with respect to the Series A Common Units.

         4. CONVERTIBLE NUMBER. Notwithstanding the provisions of the Section
2.1 of the Statement to the contrary, the aggregate number of Series A Common Units issuable upon conversion of the Series F Convertible Units owned by Fletcher and its Affiliates, when combined with Series A Common Units then beneficially owned (as determined pursuant to Rule 13d-3 of the Exchange Act) by Fletcher, shall not exceed the current Fletcher Number. The



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"CONVERTIBLE NUMBER" shall initially be zero (0) and thereafter shall be increased upon expiration of a sixty-five (65) day period after Fletcher delivers a notice (a "65 DAY NOTICE") to the Partnership designating an aggregate number of Series A Common Units in excess of the Fletcher Number which shall become issuable upon conversion of the Series F Convertible Units then owned by Fletcher, such number, however, shall not result in the total number of Series A Common Units issued or issuable upon conversion of all Series F Convertible Units to exceed the Maximum Number. Fletcher shall be entitled to tender a 65 Day Notice at any time. The Partnership shall, within 2 Business Days of receipt of a written request from Fletcher, give Fletcher the number of Series A Common Units outstanding as of the date of such notice. If a Partnership Interest Adjusting Event occurs, the Fletcher Number shall be proportionately adjusted.

         5. PROHIBITION ON SHORT SALES. During the Convertible Period, Fletcher shall not, and shall cause its Affiliates not to, engage in "SHORT SALES" (as such term in defined by the Exchange Act Rule 3b-3) of Series A Common Units, it being understood that nothing in this Agreement shall prohibit Fletcher or any of its Affiliates from purchasing, acquiring, selling or terminating an interest in any stock index, portfolio or derivative of which Series A Common Units are a component; provided, that the Series A Common Units shall not comprise more than 35% of the value of the total assets (as determined based on Fletcher's reasonable discretion) of such stock index, portfolio or derivative at the time of (i) the creation of such stock index, portfolio or derivative if created by Fletcher or its Affiliates, or (ii) the purchase or acquisition of an interest in an existing stock index, portfolio or derivative by Fletcher or its Affiliates. The provisions of this Section 5 shall not apply to any Person other than Fletcher and its Affiliates.

         6. LIMITED MARKET STAND OFF. During the Convertible Period, within three Business Days of notification by the Partnership of its intention to affect a public offering of its Series A Common Units, Fletcher shall notify the Partnership of the number of Series A Common Units that Fletcher and its Affiliates, in good faith, intend to, and have a reasonable basis to believe that they can, sell or cause to be sold (directly or indirectly) into the market, on one or more exchanges, quotation systems or over-the-counter market transactions, block trades to broker-dealers and ordinary brokerage transactions, but excluding bona-fide pledges, gifts and transfers to partners, members and shareholders during the Public Offering Period; provided, however, that in no event shall any Public Offering Period be greater than fourteen (14) Business Days. During a Public Offering Period, Fletcher and its Affiliates shall not sell or cause to be sold (directly or indirectly) into the market, on one or more exchanges, quotation systems or over-the-counter market transactions, block trades to broker-dealers and ordinary brokerage transactions, but excluding bona-fide pledges, gifts and transfers to partners, members and shareholders more than the number of Series A Common Units disclosed in such notice to the Partnership. After the consummation of the public offering, Fletcher and its Affiliates shall have no restrictions on resale of Series A Common Units that they own, subject to the Partnership's ability to send an unlimited number of such notices in the future and Fletcher's (and its Affiliate's) limitation on resale as designated in its reply notice to the Partnership.

         7. LIMITS ON TRANSFERABILITY. Fletcher shall not sell, transfer or otherwise dispose of the Series F Convertible Units without the prior written consent of the Partnership, which consent shall be within the sole discretion of the Partnership; provided, that notwithstanding the provisions of Section 6 of the Statement, Fletcher shall also be entitled to sell, transfer or



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otherwise dispose of the Series F Convertible Units (i) to any Affiliate that remains an Affiliate of Fletcher while it holds unconverted Series F Convertible Units so long as each Affiliate assumes the obligations of Fletcher under this Agreement (provided, that such assumption shall not operate to release Fletcher from its obligations under this Agreement unless the Partnership consents to such release in writing, which consent shall be given or withheld in the Partnership's sole discretion); (ii) in connection with distributions by Fletcher or its Affiliates to their respective partners, members or shareholders in accordance with the respective governing documents of Fletcher or its Affiliates; (iii) pursuant to pledges (including any sale, transfer or other disposition that occurs upon a default under such pledge) in connection with bona-fide financing transactions, (iv) to a QIB, (v) to large institutional accredited investors and (vi) to insurance companies and similar institutional investors whose business is to invest funds entrusted to such entity provided that the Series F Convertible Units are acquired by such entity in the ordinary course of their business from Fletcher and such transferee has no arrangement or understanding with any person to participate in the distribution of such securities; except Fletcher cannot effect a sale, transfer or other disposition of Series F Convertible Units pursuant to clauses (i), (ii) and (iii) above unless such sale, transfer or other disposition would be permissible under securities laws and except that Fletcher cannot effect a sale, transfer or other disposition of Series F Convertible Units to more than one (1) Person, which Person must satisfy one of the requirements of clauses (i) through (vi) above, subject to Section 6 above and this Section 7. Further, Fletcher shall not knowingly sell, transfer or otherwise dispose of any Series F Convertible Units to any Person who has acquired the Series F Convertible Units with the purpose, or with the effect of, changing or influencing the control of the Partnership, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, except if the Partnership gives its prior written approval to such transfer, which approval may be withheld or granted in its sole discretion; provided, however, that no such written approval shall be necessary and the Series F Convertible Units shall be freely transferable (x) if the Board of Directors of the General Partner has recommended approval of such transaction and has not withdrawn its recommendation or (y) to the Acquiring Person in connection with a Business Combination where the Board of Directors of the General Partner has recommended approval of such Business Combination and has not withdrawn its recommendation.

         8. COVENANT REGARDING PARTNERSHIP BONDS. The Partnership hereby agrees that it shall use commercially reasonable efforts to obtain permission for the Partnership to effect a redemption, purchase, retirement or other acquisition of Partnership Bonds in connection with the tender of such Partnership Bonds as payment of the Conversion Consideration, as contemplated by the Statement under its Sixth Amended and Restated Credit Agreement, or any replacement or future credit agreement, or any other agreement imposing restrictions on the Partnership's ability to accept Partnership Bonds as payment of the Conversion Consideration as contemplated by the Statement. The Partnership shall provide Fletcher with written notice as promptly as possibly but no later than within
(a) seven (7) Business Days of receipt of such permission or the cessation of any circumstance that otherwise prohibits the tender of Partnership Bonds as payment of the Conversion Consideration, and (b) five (5) Business Days of the existence of any circumstance that would prevent a Holder from tendering Partnership Bonds as payment of the Conversion Consideration, as contemplated by the Statement. In addition, within one (1) Business Day of its receipt of a written request from Fletcher, the Partnership shall confirm the status to Fletcher of the occurrence of clause (a) above or the existence of any



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circumstance set forth in clause (b) above. Notwithstanding the foregoing, nothing in this Section 8 shall be construed as prohibiting the Partnership from entering into an amendment to, or a replacement of, its existing credit agreements or into any future credit agreements that do not permit the redemption of Partnership Bonds as contemplated by the Statement.

         9. PUBLIC DISCLOSURE. The Partnership shall:

                  9.1 within one (1) Business Day after and excluding the date of the Initial Closing, publicly distribute a press release disclosing the material terms of the transaction occurring on the Initial Closing; and

                  9.2 within three (3) Business Days after and excluding each of
         (x) the Initial Closing Date and (y) each Conversion Closing Date on which the Conversion Consideration tendered on such Conversion Closing Date exceeds 2.5% of the product of (1) the closing price of Series A Common Units on the Business Day immediately preceding such Conversion Closing Date and (2) the number of Series A Common Units outstanding immediately before such Conversion Closing Date, file with the SEC a Current Report on Form 8-K with respect to the same.

In each case, if the Partnership specifically identifies Fletcher by its name in any release or Current Report on Form 8-K, the Partnership will provide Fletcher will a reasonable opportunity, which shall not be less than two (2) Business Days, to review and comment on such public disclosure by the Partnership; provided that the Partnership shall be entitled to accept or reject Fletcher's comments in its sole discretion. No such review and comment opportunity shall be required if the public disclosure does not use Fletcher's name.

         10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be delivered by a nationally recognized overnight courier, return receipt requested, postage prepaid, addressed as provided below:

         (i)      If to the Partnership:

                  GulfTerra Energy Partners, L.P.
                  4 East Greenway Plaza
                  Houston, Texas  77046
                  Attn:  Chief Financial Officer
                  Telephone:  (832) 676-5371
                  Facsimile:  (823) 676-1671

                  with a copy (which shall not constitute notice) to:

                  Akin Gump Strauss Hauer & Feld LLP
                  Attn:  J. Vincent Kendrick
                  1900 Pennzoil Place - Suite 1900
                  711 Louisiana Street
                  Houston, Texas  77002
                  Facsimile:  (713) 236-0822



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         (ii)     If to Fletcher:

                  Fletcher International, Inc.
                  c/o Fletcher Asset Management, Inc.
                  22 East 67th Street
                  New York, NY  10021
                  Attention:  Peter Zayfert
                  Telephone:  (212) 284-4800
                  Facsimile:  (212) 284-4801

                  with a copy (which shall not constitute notice) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  1440 New York Avenue, N.W.
                  Washington, D.C.  20005
                  Attention:  Stephen W. Hamilton, Esq.
                  Telephone:  (202) 371-7010
                  Facsimile:  (202) 393-5760

Any such notice or communication shall be deemed received (i) when made, if by hand delivery, and upon confirmation of receipt, if made by facsimile, and in each case if such notice is received on or before 11:59 p.m. New York City time, otherwise, such notice shall be deemed to be received the following Business Day
(ii) one Business Day after being deposited with a next-day courier, return receipt requested, postage prepaid or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other addresses as the Partnership or Fletcher may designate in writing from time to time).

         11.      MISCELLANEOUS.

                  11.1 CONSTRUCTION. Headings or other titles used in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement, and all references herein to sections or subdivisions thereof will refer to the corresponding section or subdivision thereof of this Agreement unless specific reference is made to such sections or subdivisions of another document or instrument. Unless the context of this Agreement clearly requires otherwise, the words "include," "includes" and "including" will be deemed to be followed by the words "without limitation," and the words "hereof," "herein," "hereunder" and similar terms in this Agreement will refer to this Agreement as a whole and not any particular section or article in which such words appear. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa. References in this Agreement to any party shall include such party's successor. The word "shall" means will and vice versa.



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                  11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND
         ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  11.3 REMEDIES. Except as expressly provided in this Agreement, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein shall be considered an election of remedies.

                  11.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

                  11.5 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties to this Agreement, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                  11.6 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  11.7 AMENDMENT; WAIVER. This Agreement shall not be modified, amended, supplements, canceled, or discharged, except by written instrument executed by the Partnership and Fletcher. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude the exercise of any other right, power or privilege. No waiver of any breach of any provisions of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provisions, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts under this Agreement shall be deemed to be an extension of the time for performance of any other obligations of any other acts.



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         The parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



                                      GULFTERRA ENERGY PARTNERS, L.P.


                                      By: /s/ Keith B. Forman
                                         ---------------------------------------
                                      Name:  Keith B. Forman
                                      Title: Vice President and Chief Financial
                                              Officer



                                      FLETCHER INTERNATIONAL, INC.
                                      by its duly authorized investment advisor, Fletcher Asset Management, Inc.


                                      By:  /s/ Peter Zayfert
                                         ---------------------------------------
                                      Name:  Peter Zayfert
                                      Title: Authorized Signatory


                                      By:  /s/ Angela K. Dorn
                                         ---------------------------------------
                                      Name:  Angela K. Dorn
                                      Title: Authorized Signatory





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